CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 4 to the Registration Statement No. 333-191149 on Form N-6 of our report dated March 20, 2014, relating to the financial statements of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the references to us under the headings “Custodian and independent registered public accounting firm” and “Financial statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 24, 2014